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                                                                     EXHIBT 23.5


The Board of Directors


TCI/Liberty Holding Company:



     We consent to the inclusion in the registration statement (No. 33-54263) on Form S-4 of TCI/Liberty Holding Company of our report, dated April 1, 1994, relating to the balance sheet of TCI/Liberty Holding Company as of March 31, 1994, included herein, and to the reference to our firm under the heading "Experts" in the registration statement.



                                          KPMG PEAT MARWICK



Denver, Colorado


June 23, 1994